Exhibit 99.2

Apple Inc.

Q2 2011 Unaudited Summary Data

	Q1 2011		Q2 2010		Q2 2011		Sequential Change		Year/Year Change
	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units	Revenue	CPU Units		Revenue
Operating Segments
Americas	1,360	$9,218	971	$4,993	1,217	$9,323	- 11%	1%	25%		87%
Europe	1,245	7,256	899	4,050	995	6,027	- 20%	- 17%	11%		49%
Japan	162	1,433	129	887	155	1,383	- 4%	- 3%	20%		56%
Asia Pacific	516	4,987	338	1,886	596	4,743	16%	- 5%	76%		151%
Retail	851	3,847	606	1,683	797	3,191	- 6%	- 17%	32%		90%

Total Operating Segments	4,134	$26,741	2,943	$13,499	3,760	$24,667	- 9%	- 8%	28%		83%

		Revenue		Revenue		Revenue	Sequential Change		Year/Year Change
	Units K	$M	Units K	$M	Units K	$M	Units	Revenue	Units		Revenue
Product Summary
Desktops (1)	1,227	$1,731	1,147	$1,532	1,009	$1,441	- 18%	- 17%	- 12%		- 6%
Portables (2)	2,907	3,699	1,796	2,228	2,751	3,535	- 5%	- 4%	53%		59%

Subtotal CPUs	4,134	5,430	2,943	3,760	3,760	4,976	- 9%	- 8%	28%		32%

iPod	19,446	3,425	10,885	1,861	9,017	1,600	- 54%	- 53%	- 17%		- 14%
Other Music Related Products and Services (3)		1,431		1,327		1,634		14%			23%
iPhone and Related Products and Services (4)	16,235	10,468	8,752	5,445	18,647	12,298	15%	17%	113%		126%
iPad and Related Products and Services (5)	7,331	4,608	0	0	4,694	2,836	- 36%	- 38%	N/	M	N/	M
Peripherals and Other Hardware (6)		593		472		580		- 2%			23%
Software, Service and Other Sales (7)		786		634		743		- 5%			17%

Total Apple		$26,741		$13,499		$24,667		- 8%			83%

(1)	Includes iMac, Mac mini, Mac Pro and Xserve product lines.

(2)	Includes MacBook, MacBook Air and MacBook Pro product lines.

(3)	Includes sales from the iTunes Store, App Store, and iBookstore in addition to sales of iPod services and Apple-branded and third-party iPod accessories.

(4)	Includes revenue recognized from iPhone sales, carrier agreements, services, and Apple-branded and third-party iPhone accessories.

(5)	Includes revenue recognized from iPad sales, services, and Apple-branded and third-party iPad accessories.

(6)	Includes sales of displays, wireless connectivity and networking solutions, and other hardware accessories.

(7)	Includes sales from the Mac App Store in addition to sales of other Apple-branded and third-party Mac software and Mac and Internet services.

N/M: Not Meaningful

K = Units in thousands

$M = Amounts in millions